                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Agreement, made and entered into as of August 11, 2005 by and between
The Warnaco Group, Inc., a Delaware corporation (together with its subsidiaries, divisions and affiliates, the "Company"), and Dwight Meyer ("you"), amends the letter agreement relating to your employment with the Company dated as of April
6, 2005 (the "Employment Agreement"). Except as otherwise stated herein, all definitions used in this Amendment shall have the meaning ascribed to such term in the Employment Agreement.

     In consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the
Company and you agree as follows:

     1. Paragraph 3 of the Employment Agreement is amended by adding a new clause (d) as follows:

          "d.  During the Term beginning with fiscal year 2005, provided you are employed by the Company, you shall be entitled to an annual award with an aggregate grant date value equal to 10% of the sum of
               Base Salary plus Annual Bonus as defined in this paragraph 3(d)
               if you will be less than age 60 by the end of the applicable fiscal year and 13% of such amount if you will be age 60 or older by the end of the applicable fiscal year ("Supplemental Award"), with the first such award being made no later than 60 days after the Effective Date. For this purpose, Base Salary shall be the
               Base Salary paid to you for the fiscal year prior to the award year and Annual Bonus shall be the annual bonus awarded to you by the Board for such fiscal year. The Supplemental Award shall not be awarded to you until after the determination by the Board of your annual bonus for the prior fiscal year (but in no event later than 60 days thereafter for any award made after fiscal year 2005) and 50% of the value of the Supplemental Award shall be awarded in the form of restricted shares pursuant to the applicable Stock Incentive Plan ("Career Shares") and 50% shall be awarded in the form of a credit to a bookkeeping account maintained by the Company for your account (the "Notional
               Account"). Any Career Shares awarded hereunder shall be governed by the applicable Stock Incentive Plan and, if applicable, any award agreement. For purposes of this paragraph 3(d), each Career
               Share shall be valued at the closing price of a share of the
               Company's common stock ("Share") on the date that the
               Supplemental Award is made. For the Notional Account, the Company shall select the investment alternatives available to you under the Company's 401(k) plan. The balance in the Notional Account shall periodically be credited (or debited) with the deemed positive (or negative) return based on returns of the permissible investment alternative or alternatives under the Company's 401(k)
               plan as selected in advance by you (and in accordance with the applicable rules of such plan or investment alternative) to apply to such Notional Account, with such

               deemed returns calculated in the same manner and at the same times as the return on such investment alternative(s). The
               Company's obligation to pay the amount credited to the Notional
               Account, including any return thereon provided for in this paragraph 3(d), shall be an unfunded obligation to be satisfied from the general funds of the Company. Except as otherwise provided in paragraphs 6 or 8 below or the applicable Stock
               Incentive Plan and provided that you are employed by the Company on such vesting date, any Supplemental Award granted in the form of Career Shares will vest as follows: 50% of the Career Shares will vest on the earlier of your 62nd birthday or upon your obtaining 15 years of "Vesting Service" and 100% of the Career
               Shares will vest on the earliest of (i) your 65th birthday, (ii)
               upon your obtaining 20 years of "Vesting Service" or (iii) 10th anniversary of the date of grant. Except as otherwise provided in paragraphs 6 or 8 below, and provided that you are employed by the Company on such vesting date, any Supplemental Award granted as a credit to the Notional Account (as adjusted for any returns thereon) ("Adjusted Notional Account")) shall vest as follows:
               50% on the earlier of your 62nd birthday or upon your obtaining 5 years of "Vesting Service" and 100% on the earlier of the your
               65th birthday and upon your obtaining 10 years of "Vesting
               Service". For purposes of this paragraph 3(d), "Vesting Service"
               shall mean the period of time that you are employed by the
               Company as an executive officer. Subject to paragraph 27 hereof, upon vesting the Career Shares will be delivered to you in the form of Shares. The vested balance in the Adjusted Notional
               Account shall not be distributed to you until you cease to be an employee of the Company and, at such time, shall only be
               distributed at the earliest time that satisfies the requirements of this paragraph 3(d). Except as otherwise provided in
               paragraphs 6 or 8 hereof, if your employment is terminated for any reason, any unvested Supplemental Awards (whether in the form of Career Shares or the Adjusted Notional Account) shall be forfeited and any vested balance in the Adjusted Notional
               Account, subject to paragraph 27 hereof, shall be paid to you in a cash lump-sum payment immediately following your "separation from service," as defined by Section 409A(a)(2)(A)(i) of the
               Internal Revenue Code of 1986, as amended (the "Code"), with the
               Company; provided, however, that, except in the case of your death, if at the time of such separation from service you are a
               "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code, such distribution shall not be made until at least six months after the date of such separation from service; provided, further, that if your employment is terminated due to Disability and such Disability satisfies the requirements of Section
               409A(a)(2)(C) of the Code, then such distribution may be made upon termination without regard as to whether you were a
               "specified employee" at such time. The provisions of this
               paragraph 3(d) shall survive expiration or termination of the
               Term."

     2. Paragraph 6 of the Employment Agreement is amended by adding a new clause (e) as follows:

          "e.  Immediate vesting as of the Date of Termination of 50% of any previously granted Supplemental Award that remains unvested as of the Date of Termination, payable in accordance with paragraph
               3(d) above."

     3. Paragraph 8 of the Employment Agreement is amended as follows:

          (a)  Deleting paragraph 8(b) in its entirety and replacing it with the following:

               "b.  Payment of an amount equal to the greater of (x) the sum of
                    Base Salary plus Target Bonus divided by 12, with such
                    amount then multiplied by the number of months (including
                    any partial months) remaining in the Term (without regard to the earlier termination thereof) or (y) 2 times the sum of
                    (a) Base Salary plus (b) Target Bonus, payable in a lump sum as soon as practicable following the Date of Termination
                    (but in no event later than 60 days following such date)."

          (b)  Deleting paragraph 8(c) in its entirety and replacing it with the following:

               "c.  A pro-rata Target Bonus for the year of termination,
                    determined by multiplying the Target Bonus by a fraction,
                    the numerator of which is the number of days that you were employed by the Company during the year in which the Date of
                    Termination occurs and the denominator of which is 365,
                    payable in a lump sum as soon as practicable following the
                    Date of Termination (but in no event later than 60 days
                    following such date)."

          (c)  Amending paragraph 8(d) by adding the following at the end of such paragraph:

               "and immediate vesting as of the Date of Termination of all other outstanding equity awards (other than Career Shares), with any stock options granted on or after the Amendment Date remaining exercisable for 24 months following the Date of Termination or the remainder of the option term, if shorter."

          (d)  Renumbering paragraph 8(e), 8(f) and 8(g) to be paragraphs 8(f),
               8(g) and 8(h), respectively, and amending the new paragraph 8(f)
               by replacing "12" with "24".

          (e)  Adding a new paragraph 8(e) as follows:

               "e.  Immediate vesting as of the Date of Termination of any previously granted Supplemental Award, payable in accordance with paragraph 3(d) above."

     4. Paragraph 23 of the Employment Agreement is amended by adding the following provision at the end of such paragraph:

          "Notwithstanding the foregoing, in 2005, the Company shall have the right to modify any provision of this Agreement (or, if requested by you, shall make such modification), including, without limitation, paragraph 3 and paragraphs 5 through 9 hereof, if, and only to the extent that, such modification shall be required, in the reasonable opinion of the Company's and/or your counsel, to comply with Section
          409A of the Code or any regulations or similar guidance issued by the
          Treasury or the Internal Revenue Service with respect to Code Section
          409A."

     5. A new paragraph 28 is added to the Employment Agreement as follows:

          "28. The Company hereby agrees during, and after termination of, your employment to indemnify you and hold you harmless, both during the Term and thereafter, to the fullest extent permitted by law and under the certificate of incorporation and by-laws of the
               Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses
               (including reasonable attorneys' fees), losses, amounts paid in settlement to the extent approved by the Company, and damages resulting from your good faith performance of your duties as an officer or director of the Company or any affiliate of the
               Company. The Company shall reimburse you for expenses incurred by you in connection with any proceeding hereunder upon your written request for such reimbursement and your submission of the
               appropriate documentation associated with these expenses. Such request shall include an undertaking by you to repay the amount of such advance or reimbursement if it shall ultimately be determined that you are not entitled to be indemnified hereunder against such costs and expenses. The Company shall use
               commercially reasonable efforts to obtain and maintain directors'
               and officers' liability insurance covering you to the same extent as the Company covers its other officers and directors."

     6. Exhibit A to the Employment Agreement is amended by adding the following new definition:

          "AMENDMENT DATE" shall mean August 11, 2005.

     This Amendment contains the entire understanding and agreement between the parties concerning the subject matter hereof and, as of the Amendment Date, shall supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to any non-qualified retirement or pension benefits or any

benefits upon or following a Change in Control. Except as otherwise provided herein, the Employment Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                    THE WARNACO GROUP, INC.

                                    By:    /s/ Joseph R. Gromek
                                        ----------------------------------------
                                    Name:  Joseph R. Gromek
                                    Title: President and Chief Executive Officer

                                    THE EXECUTIVE

                                    /s/ Dwight Meyer
                                    --------------------------------------------
                                    Dwight Meyer